UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Clinical Data, Inc. (the “Company”) approved cash bonuses for the fiscal year ending March 31, 2008 in excess of the target levels set forth in its previously filed employment arrangements of two of its executive officers. Specifically, the Committee approved a cash bonus of (i) $210,000 to C. Evan Ballantyne, the Company’s Senior Vice President and Chief Financial Officer, and (ii) $235,000 to Carol R. Reed, M.D., the Company’s Executive Vice President and Chief Medical Officer. The Committee also approved an increase in Mr. Ballantyne’s annual base salary to $281,215 and an increase in Dr. Reed’s annual base salary to $300,000. The Company filed a copy of its employment offer letter with Mr. Ballantyne as Exhibit 10.2 to its Form 10-Q for the period ended September 30, 2006, and filed a copy of its employment agreement with Dr. Reed as Exhibit 10.1 to its Form 10-Q for the period ended June 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: April 23, 2008